Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of October 13, 2026 by and between Frazier Life Sciences Acquisition Corp. II, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-299101 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s Class A ordinary shares, par value $0.0001 per share (“Ordinary Shares”) (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission; and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative (the “Representative”) of the several underwriters (the “Underwriters”) named therein; and

WHEREAS, as described in the Prospectus, $75,000,000 of the gross proceeds of the Offering and sale of the Private Placement Shares (as defined in the Underwriting Agreement) to Frazier Life Sciences Holdings II LLC concurrently with the closing of the Offering will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Ordinary Shares issued in the Offering as hereinafter provided (such funds to be delivered to the Trustee (and any interest subsequently earned thereon) in connection with the consummation of the Offering is referred to herein as the “Property,” the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to 4.0% of gross proceeds from the Offering, payable net of redemptions, is attributable to deferred underwriting discounts and commissions that will be payable by the Company to the Underwriters upon the consummation of the Business Combination (as defined below) (the “Deferred Discount”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee located in the United States at J.P. Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) in the United States, maintained by Trustee and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, (i) hold funds uninvested as cash, (ii) deposit the Property into an interest bearing or non-interest bearing demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more selected by the Trustee that is reasonably satisfactory to the Company, or (iii) invest and reinvest the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3), and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations. The Trustee may not invest in any other securities or assets, and it is understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder; and while account funds are invested or uninvested, the Trustee may earn bank credits or other consideration during such periods;

(d) Collect and receive, when due, all principal, interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Representative of all communications received by the Trustee with respect to any Property requiring action by the Company or in connection with the preparation of the Company’s financial statements or completion of the audit of the Company’s financial statements by the Company’s auditors;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account or in connection with the preparation of the Company’s financial statements or completion of the audit of the Company’s financial statements by the Company’s auditors;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly following (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or other authorized officer of the Company and countersigned by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes paid or owed, if any, and, in the case of Exhibit B, less up to $100,000 of interest income to pay liquidation and dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, (y) upon the date which is the later of (1) 24 months after the closing of the Offering, or such earlier date as the Company’s board of directors may approve, and (2) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, or (z) upon the end of a 30-day cure period after the date any additional amount of funds were required to be deposited in the Trust Account as a condition of any extension of such date approved by the Company’s shareholders but were not deposited; if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes paid or owed and up to $100,000 of interest income to pay liquidation and dissolution expenses), shall be distributed to the Public Shareholders of record as of such date. It is acknowledged and agreed that there should be no reduction in the aggregated principal amount per share initially deposited in the Trust Account plus any additional amounts, calculated on a per share basis, required to be deposited for an extension of the last date to complete a business combination as a condition of any extension of such date approved by the Company’s shareholders;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property (excluding the 1% U.S. federal excise tax that was implemented by the Inflation Reduction Act of 2022 if any is imposed on the Company), which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority, so long as there is no reduction in the aggregated principal amount per share initially deposited in the Trust Account plus any additional amounts, calculated on a per share basis, required to be deposited for an extension of the last date to complete a business combination as a condition of any extension of such date approved by the Company’s shareholders; provided, however, that to the extent there is not sufficient interest income in the form of cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution, so long as there is no reduction in the aggregated principal per share amount initially deposited in the Trust Account plus any additional amounts, calculated on a per share basis, required to be deposited for an extension of the last date to complete a business combination as a condition of any extension of such date approved by the Company’s shareholders (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Shareholder Redemption Withdrawal Instruction”) and acknowledged and agreed by the Representative, the Trustee shall distribute to the remitting brokers on behalf of Public Shareholders redeeming Ordinary Shares the amount required to pay redeemed Ordinary Shares from Public Shareholders pursuant to the Company’s amended and restated memorandum and articles of association; and

(m) Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), (j) or (k) above.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer, Chief Financial Officer or other authorized officer of the Company. In addition, except with respect to its duties under Sections 1(i), (j) or (k) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all reasonable and documented expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Sections 1(i) through 1(k) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c) and as may be provided in Section 2(b) hereof;

(d) In connection with any vote of the Company’s shareholders regarding a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses (the “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the shareholder meeting verifying the vote of such shareholders regarding such Business Combination;

(e) Provide the Representative with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f) Unless otherwise agreed between the Company and the Representative, ensure that any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the form of Exhibit A expressly provides that the Deferred Discount is paid directly to the account or accounts directed by the Representative on behalf of the Underwriters prior to any transfer of the funds held in the Trust Account to the Company or any other person;

(g) Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement; and

(h) If the Company seeks to amend any provisions of its amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to provide holders of the Ordinary Shares the right to have their shares redeemed in connection with the Company’s initial Business Combination or to redeem 100% of the Ordinary Shares if the Company does not complete its initial Business Combination within the time period set forth therein; provided, that, nothing in this section shall prevent the Company from changing the deadline for completion of the Business Combination to such earlier date as the Company’s board of directors may approve without obtaining shareholder approval therefor; or (B) with respect to any other provision relating to the rights of holders of the Ordinary Shares (in each case, an “Amendment”), the Company will provide the Trustee with a Shareholder Redemption Withdrawal Instruction in the form of Exhibit D providing instructions for the distribution of funds to Public Shareholders who exercise their redemption option and properly tender their shares in connection with such Amendment.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b) Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any third party except for liability arising out of the Trustee’s gross negligence, fraud or willful misconduct;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any reasonably incurred expenses incident thereto;

(d) Change the investment of any Property, other than in compliance with Section 1 hereof;

(e) Refund any depreciation in principal of any Property;

(f) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(g) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee with written notification to the Company, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(h) Verify the accuracy of the information contained in the Registration Statement;

(i) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(j) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(k) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, income tax obligations, except pursuant to Section 1(j) hereof; or

(l) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) or 1(k) hereof.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth herein with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(i), 1(j) and 1(k) hereof (which sections may not be modified, amended or deleted without the affirmative vote of sixty-five percent (65%) of the then outstanding Ordinary Shares and Class B ordinary shares, par value $0.0001 per share, of the Company, voting together as a single class and which are represented in person or by proxy and are voted at a general meeting of the Company; provided that no such amendment will affect any Public Shareholder who has properly elected to redeem his or her Ordinary Shares in connection with a shareholder vote for an Amendment), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a notice in writing signed by each of the parties hereto. Notwithstanding anything contained herein, any amendment or modification to this Agreement must be consented to in writing by the Representative.

(d) The parties to this Agreement agree and acknowledge that the Company has no obligation to deposit any funds held outside of the Trust Account into the Trust Account for the benefit of the Beneficiaries following the deposit of the Property in connection with the consummation of the Offering. Holders of Public Shares have no rights to any funds held by the Company outside of the Trust Account upon or following their redemption pursuant to the Company’s amended and restated memorandum and articles of association or this Agreement.

(e) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(f) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by electronic mail:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Email:

Tel:

if to the Company, to:

Frazier Life Sciences Acquisition Corp. II

1001 Page Mill Road

Building 4, Suite 200B

Palo Alto, CA 93404

Attn: Albert Cha, M.D., Ph.D., Chief Executive Officer

Email:

in each case, with copies to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attn: Jocelyn Arel; Jeffrey Letalien

Email:

and

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: Tina Pappas

Email:

and

White and Case, LLP

1221 Sixth Avenue

New York, New York 10020

Attn: Joel Rubinstein

Email:

(g) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(h) This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(j) Each of the Company and the Trustee hereby acknowledges and agrees that the Representative on behalf of the Underwriters is a third-party beneficiary of this Agreement.

(k) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity without the prior written consent of the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

FRAZIER LIFE SCIENCES ACQUISITION CORP. II

By:	/s/ Albert Cha
Name:	Albert Cha, M.D., Ph.D.
Title:	Chief Executive Officer

[Signature Page To Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of the Offering by wire transfer	$	See fee schedule
Annual fee	First year, initial closing of the Offering by wire transfer; thereafter on the anniversary of the effective date of the Offering by wire transfer or check	$	See fee schedule
Transaction processing fee for disbursements to Company under Sections 1(i), (j) and (k)	Billed by Trustee to Company under Section 1	$	See fee schedule
Paying Agent services as required pursuant to Section 1(i) and 1(k)	Billed to Company upon delivery of service pursuant to Section 1(i) and 1(k)		By appraisal

Schedule A

EXHIBIT A

Frazier Life Sciences Acquisition Corp. II

1001 Page Mill Road

Building 4, Suite 200B

Palo Alto, CA 93404

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account - Termination Letter

Dear Mr. Wolf & Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Frazier Life Sciences Acquisition Corp. II (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of October 13, 2026 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with (the “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date (or such shorter time period as you may agree) of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account, and to transfer the proceeds into the trust operating account at J.P. Morgan Chase Bank, N.A. to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Representative (with respect to the Deferred Discount) and the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in said trust operating account at J.P. Morgan Chase Bank, N.A. awaiting distribution, neither the Company nor the Representative will earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated substantially concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”), and (ii) the Company shall deliver to you (a) a certificate of the Chief Executive Officer, Chief Financial Officer or other authorized officer of the Company, which verifies that the Business Combination has been approved by a vote of the Company’s shareholders, if a vote is held and (b) joint written instruction signed by the Company and the Representative with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount from the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in such notice as soon thereafter as possible.

Exhibit A

Very truly yours,

Frazier Life Sciences Acquisition Corp. II

By:
Name:
Title:

Agreed and acknowledged by:

Jefferies LLC

By:
Name:
Title:

Exhibit A

EXHIBIT B

Frazier Life Sciences Acquisition Corp. II

1001 Page Mill Road

Building 4, Suite 200B

Palo Alto, CA 93404

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account - Termination Letter

Dear: Mr. Wolf & Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Frazier Life Sciences Acquisition Corp. II (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of October 13, 2026 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination with a target business (the “Business Combination”) within the time frame specified in the Company’s Amended and Restated Memorandum and Articles of Association, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into the trust operating account at J.P. Morgan Chase Bank, N.A. to await distribution to the Public Shareholders, less taxes payable and up to $100,000 to cover dissolution expenses of the Company. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such $______ promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

The Company has selected [ ]1 as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the trust operating account. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Shareholders in accordance with the terms of the Trust Agreement and the Amended and Restated Memorandum and Articles of Association of the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(j) of the Trust Agreement.

[1]	24 months after the closing of the Offering, such earlier date as the Company’s board of directors may approve, or at a later date, if extended.

Exhibit B

Very truly yours,

Frazier Life Sciences Acquisition Corp. II

By:
Name:
Title:

cc:	Jefferies LLC

Agreed and acknowledged by:

JEFFERIES LLC

By:
Name:
Title:

Exhibit B

EXHIBIT C

Frazier Life Sciences Acquisition Corp. II

1001 Page Mill Road

Building 4, Suite 200B

Palo Alto, CA 93404

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account - Tax Payment Withdrawal Instruction

Dear: Mr. Wolf & Ms. Gonzalez:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Frazier Life Sciences Acquisition Corp. II (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of October 13, 2026 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $   of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

Frazier Life Sciences Acquisition Corp. II

By:
Name:
Title:

cc: Jefferies LLC

Exhibit C

EXHIBIT D

Frazier Life Sciences Acquisition Corp. II

1001 Page Mill Road

Building 4, Suite 200B

Palo Alto, CA 93404

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf & Celeste Gonzalez

Re: Trust Account - Shareholder Redemption Withdrawal Instruction

Dear : Mr. Wolf & Ms. Gonzalez:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Frazier Life Sciences Acquisition Corp. II (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [_], 2026 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Shareholders on behalf of the Company $   of the principal and interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

Pursuant to Section 1(k) of the Trust Agreement, this is to advise you that the Company has sought an Amendment. Accordingly, in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate a sufficient portion of the Trust Account and to transfer $     of the proceeds of the Trust Account to the trust operating account at J.P. Morgan Chase Bank, N.A. for distribution to the shareholders that have requested redemption of their shares in connection with such Amendment.

Very truly yours,

Frazier Life Sciences Acquisition Corp. II

By:
Name:
Title:

cc: Jefferies LLC

Agreed and acknowledged by:

JEFFERIES LLC

By:
Name:
Title:

Exhibit D